Exhibit 99.1

             LTC Announces Operating Results for the Three
                     Months Ended March 31, 2003


    MALIBU, Calif.--(BUSINESS WIRE)--May 5, 2003--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2003.
    LTC announced that for the three months ended March 31, 2003, net income available to common stockholders was $0.1 million or $0.01 per diluted share compared to $2.4 million or $0.13 per diluted share for the three months ended March 31, 2002. Revenues for the three months ended March 31, 2003 were $16.1 million versus $17.2 million for the same period last year. Funds From Operations ("FFO"), a non-GAAP measure of a REIT's financial performance defined as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non cash charges, was $4.6 million or $0.26 per diluted share, compared to $6.2 million or $0.34 per diluted share for the same period in 2002. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with GAAP. Please see the attached reconciliation of net income available to common stockholders to FFO available to common stockholders.
    LTC stated that reflected in the results for the three months ended March 31, 2003, was an impairment charge of approximately $1.3 million to reflect the estimated impact on future cash flows from loan prepayments occurring during, or expected to occur subsequent to, the first quarter of 2003 related to certain of the Company's REMIC Certificates.
    At March 31, 2003, LTC had investments in 95 skilled nursing facilities, 96 assisted living residences and one school in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments.

    This press release includes statements that are not purely historical and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward-looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.


                         LTC PROPERTIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share amounts)
                              (Unaudited)

                                                    Three Months Ended
                                                          March 31,
                                                       2003     2002
Revenues:
  Rental income                                       $9,965  $10,634
  Interest income from mortgage loans and notes
   receivable                                          2,507    2,593
  Interest income from REMIC Certificates              2,786    3,267
  Interest and other income                              832      745
          Total revenues                              16,090   17,239

Expenses:
  Interest expense                                     5,192    5,426
  Depreciation and amortization                        3,232    3,575
  Impairment charge                                    1,260       --
  Operating and other expenses                         2,201    1,638
          Total expenses                              11,885   10,639
Income before minority interest                        4,205    6,600
Minority interest                                       (321)    (321)
Income from continuing operations                      3,884    6,279

Discontinued operations:
  Loss from discontinued operations                       --      (26)
  Loss on sale of assets, net                             --      (72)
Net loss from discontinued operations                     --      (98)

Net income                                             3,884    6,181
Preferred stock dividends                             (3,761)  (3,758)
Net income available to common stockholders             $123   $2,423

Net Income per Common Share from Continuing
 Operations Net of Preferred Stock Dividends:
  Basic                                                $0.01    $0.14
  Diluted                                              $0.01    $0.14

Net Loss per Common Share from Discontinued
 Operations:
  Basic                                                $0.00   $(0.01)
  Diluted                                              $0.00   $(0.01)

Net Income per Common Share Available to Common
 Stockholders:
  Basic                                                $0.01    $0.13
  Diluted                                              $0.01    $0.13

Basic weighted average shares outstanding             17,965   18,393



    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.
    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):


                                                    Three Months Ended
                                                          March 31,
                                                        2003    2002

Net income available to common stockholders              $123  $2,423
Add: Real estate depreciation                           3,232   3,713
Add: Impairment charge                                  1,260      --
Add: Loss on sale of assets, net                           --      72
Funds from operations available to common stockholders $4,615  $6,208

Basic funds from operations available to common
 stockholders per share                                 $0.26   $0.34
Diluted funds from operations available to common
 stockholders per share                                 $0.26   $0.34


                         LTC PROPERTIES, INC.
                      CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)


                                                  March 31,   Dec. 31,
                                                    2003        2002
ASSETS                                           (Unaudited)
Real Estate Investments:
  Buildings and improvements, net of accumulated
   depreciation and amortization: 2003 - $67,512;
   2002 - $64,316                                  $375,898  $379,228
  Land                                               26,112    26,112
Mortgage loans receivable, net of allowance for
 doubtful accounts: 2003 - $1,280; 2002 - $1,280     82,297    82,675
REMIC Certificates                                   64,122    64,419
     Real estate investments, net                   548,429   552,434
Other Assets:
  Cash and cash equivalents                           8,888     8,001
  Debt issue costs, net                               4,670     5,309
  Interest receivable                                 3,665     3,781
  Prepaid expenses and other assets                   2,778     2,069
  Notes receivable (includes $3,095 due from
   CLC Healthcare, Inc. in 2003 and 2002)            15,575    15,622
  Marketable debt securities                          8,127     7,968
  Note receivable from CLC Healthcare, Inc.           4,745     4,741
                                                     48,448    47,491
     Total Assets                                  $596,877  $599,925

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                                     $48,421   $48,421
Mortgage loans payable                              136,384   136,971
Bonds payable and capital lease obligations          14,930    15,361
Senior mortgage participation payable                29,455    29,667
Accrued interest                                      1,117     1,293
Accrued expenses and other liabilities                5,646     6,419
Distributions payable                                 1,799       981
     Total Liabilities                              237,752   239,113

Minority interest                                    13,155    13,399
Stockholders' equity:
Preferred stock $0.01 par value: 10,000 shares
 authorized; shares issued and outstanding:
 2003 - 7,052; 2002 - 7,062                         164,986   165,183
Common stock: $0.01 par value; 40,000 shares
 authorized; shares issued and outstanding:
 2003 - 17,876; 2002 - 18,055                           179       181
Capital in excess of par value                      251,801   253,050
Cumulative net income                               254,513   250,629
Notes receivable from stockholders                   (6,995)   (7,227)
Deferred compensation                                    --      (163)
Accumulated comprehensive income                      2,581     1,278
Cumulative distributions                           (321,095) (315,518)
     Total Stockholders' Equity                     345,970   347,413
     Total Liabilities and Stockholders' Equity    $596,877  $599,925



    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis or Wendy L. Simpson, 805/981-8655